Exhibit 3.59

THIRTY-SECOND AMENDMENT

TO

SECOND AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP
OF

VORNADO REALTY L.P.

Dated as of December 19, 2005

THIS THIRTY-SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF VORNADO REALTY L.P. (this “Amendment”) is hereby adopted by Vornado Realty Trust, a Maryland real estate investment trust (defined therein as the “General Partner”), as the general partner of Vornado Realty L.P., a Delaware limited partnership (the “Partnership”). For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., as amended by the Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 16, 1997, and further amended by the Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of April 1, 1998, and the Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 12, 1998, and the Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 30, 1998, and the Fifth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of March 3, 1999, and the Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of March 17, 1999, and the Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 20, 1999, and the Eighth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 27, 1999, and the Ninth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 3, 1999, and the Tenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 3, 1999, and the Eleventh Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 24, 1999, and the Twelfth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 1, 2000, and the Thirteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 25, 2000, and the Fourteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 8, 2000, and the Fifteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 15, 2000, and the Sixteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of July 25, 2001, and the Seventeenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 21, 2001, and the Eighteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of January 1, 2002, and the Nineteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of July 1, 2002, and the Twentieth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated April 9, 2003, and the Twenty-First Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of July 31, 2003, and the Twenty-Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 17, 2003, and the Twenty-Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated May 27, 2004, and the Twenty-Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated August 17, 2004, and the Twenty-Fifth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated November 17, 2004, and the Twenty-Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated December 17, 2004, and the Twenty-Seventh Amendment to

Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated December 21, 2004, and the Twenty-Eighth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated December 30, 2004, and the Twenty-Ninth Amendment to the Partnership Agreement, dated June 17, 2005, and the Thirtieth Amendment to the Partnership Agreement, dated August 31, 2005, and the Thirty-First Amendment to the Partnership Agreement, dated September 9, 2005 (as so amended and as the same may be further amended, the “Agreement”).

WHEREAS, on May 12, 2005, the Partnership, the General Partner, Vornado Rosslyn LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership (the “VNO Transaction Sub”), and Robert H. Smith (“Smith”) and Robert P. Kogod (“Kogod”), each individually as members, general partners and limited partners of (i) Paris LLC, a Virginia limited liability company, (ii) Paris Associates Limited Partnership, a Virginia limited partnership; (iii) Geneva Associates Limited Partnership, a Virginia limited partnership; and (iv) Rome Associates Limited Partnership, a Virginia limited partnership (collectively, the “Rosslyn Subject Entities”), and as a representative (“Representative”) of certain other partners and members of the Rosslyn Subject Entities (“Contributing Partners”), entered into a Contribution Agreement (as amended, the “Rosslyn Contribution Agreement”) pursuant to which Smith and Kogod, in their individual capacities and as Representatives, agreed to contribute all of their right, title and interest in and to the member, general partner and limited partner interests in the Rosslyn Subject Entities to the VNO Transaction Sub in exchange for the issuance by the Partnership of certain Class A Units (the “Rosslyn Units”) to the Contributing Partners, subject to satisfaction of the conditions set forth in the Rosslyn Contribution Agreement (the “Rosslyn Transaction”);

WHEREAS, as a condition to the closing of the Rosslyn Transaction, the General Partner and the Partnership have agreed to amend the Agreement to acknowledge the issuance of the Rosslyn Units and to make certain other related changes;

WHEREAS, the Rosslyn Contribution Agreement contemplates that the Partnership will distribute the Rosslyn Units to the Contributing Partners in accordance with the terms set forth in the Rosslyn Contribution Agreement;

WHEREAS, the Rosslyn Contribution Agreement contemplates that the deposit of certain of the Rosslyn Units in escrow to satisfy certain indemnification and other obligations of the Contributing Partners thereunder;

WHEREAS, Section 4.2.A of the Agreement grants the General Partner authority to cause the Partnership to issue interests in the Partnership to a person other than the General Partner in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion so long as the issuance does not violate Section 4.2.E of the Agreement;

WHEREAS, Section 14.1.B of the Agreement grants the General Partner power and authority to amend the Agreement without the consent of any of the Partnership’s limited partners if the amendment does not adversely affect or eliminate any right granted to a limited partner pursuant to any of the provisions of the Agreement specified in Section 14.1.C or Section 14.1.D of the Agreement as requiring a particular minimum vote; and

WHEREAS, the General Partner has determined that the amendments effected hereby do not adversely affect or eliminate any of the limited partner rights specified in Section 14.1.C or Section 14.1.D of the Agreement as requiring a particular minimum vote.

NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

1.             Section 4.2 of the Agreement is hereby supplemented by adding the following paragraph to the end thereof:

“AF.      Issuance of Rosslyn Units to Rosslyn Unitholders.

Pursuant to the Contribution Agreement dated as of May 12, 2005 (as amended, the “Rosslyn Contribution Agreement”), by and among the General Partner, the Partnership, Vornado Rosslyn LLC, a wholly-owned subsidiary of the Partnership (“Rosslyn LLC”), and Robert H. Smith and Robert P. Kogod, each individually as members, general partners and limited partners of (i) Paris LLC, a Virginia limited liability company; (ii) Paris Associates Limited Partnership, a Virginia limited partnership; (iii) Geneva Associates Limited Partnership, a Virginia limited partnership; and (iv) Rome Associates Limited Partnership, a Virginia limited partnership (collectively, the “Rosslyn Subject Entities”), and as representatives (“Rosslyn Representative”) of certain other partners and members of the Rosslyn Subject Entities who are parties to the Rosslyn Contribution Agreement (“Rosslyn Contributing Partners”), the Partnership issued certain Class A Units (the “Rosslyn Units”) to the Rosslyn Contributing Partners in exchange for the contribution to Rosslyn LLC of all of the Rosslyn Contributing Partners’ right, title and interest in and to the member, general partner and limited partner interests in the Rosslyn Subject Entities, subject to and in accordance with the terms of the Rosslyn Contribution Agreement (the “Rosslyn Transaction”); PROVIDED THAT certain of the Rosslyn Units were deposited with an escrow agent immediately after issuance to be held for approximately one year after the closing of the Rosslyn Transaction to satisfy certain indemnity obligations of the Rosslyn Contributing Partners and expenses of the escrow agent pursuant to the Rosslyn Contribution Agreement.

2.             Exhibit A of the Agreement is hereby amended to reflect the issuance of the Rosslyn Units to the Contributing Partners in accordance with an instruction letter from the Contributing Partners to the Partnership by adding the names of the parties that are admitted as limited partners in the Partnership and their interests to Exhibit A

3.             Except as expressly amended hereby, the Agreement shall remain in full force and effect.

4.             To facilitate execution, this Amendment may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereof.

[signature page follows]

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

Vornado Realty Trust

By:	/s/ JOSEPH MACNOW
Name: Joseph Macnow
Title: Executive Vice President
Finance and Administration